SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C.  20549


                                     Form 8-K


                                   CURRENT REPORT
       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)      October 8, 2001
                                                 ___________________________


                                 ALICO, INC.
____________________________________________________________________________
(Exact name of registrant as specified in its charter)


Florida                           0-261                          59-0906081
____________________________________________________________________________
(State or other jurisdiction     (Commission                  (IRS Employer
           of incorporation)      File Number)           Identification No.)


Post Office Box 338, La Belle, Florida                             33975
___________________________________________________________________________
(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code      (863) 675-2966
                                                 _________________________

Item 5.  Other Events

   Incorporated by reference is a press release issued by the Registrant on October 8, 2001, attached as Exhibit 01. The information included in Exhibit 01 is required under Item 9 and is a Regulation FD disclosure. Exhibit 01 concerns the Registrant's announcement of information regarding a settlement agreement and litigation in State Court, Polk County, Florida. This information was filed under Item 5 because the Securities and Exchange Commission has not, as of this date, properly updated the item selection field in the EDGAR input screen. Specifically, the current item 9 field states "Sales of Equity Securities Pursuant to Regulation S" but should read "Regulation FD Disclosures" as amended October 23, 2000.





Item 7.     Financial Statements and Exhibits.

( c ) Exhibit

Exhibit 01 - Press release issued October 8, 2001.


                                    SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ALICO, INC.
                                          (Registrant)



                                            /s/ W. BERNARD LESTER
October 9, 2001                         By__________________________________
__________________                          W. Bernard Lester, President
Date                                       (Signature)

EXHIBIT INDEX


Exhibit
Number                           Description

01 Press release issued October 8, 2001

                                  NEWS RELEASE
                                   ALICO, INC.

                                              October 8, 2001

National Circuit
La Belle, Florida

     The Company has been informed by the attorneys for Ben Hill
Griffin, III that the judge in the pending litigation in state court in Polk County, Florida, between Ben Hill Griffin, III and the
Four Sisters Protectorate has preliminarily ruled that the settlement agreement approved by the court on May 2, 2001 is enforceable. This ruling came in response to a challenge to the enforceability asserted by representatives of the family of Harriet Harris, one of the four sisters of Ben Hill Griffin, III. The Company is not a party to this litigation but understands that a large number of issues related to the mechanism and terms of the proposed distribution of certain of the assets of the Ben Hill Griffin, Jr. Revocable Intervivos Trust #1 to the families of the four sisters, including the Alico stock beneficially owned by the trust, remain to be worked out between representatives of the four sisters and Ben Hill Griffin III. These terms are expected to be set forth in a definitive separation agreement, which is still being negotiated by the parties to the litigation. The Company further understands that consummation of the settlement will be subject to various conditions which are still being discussed, but will include the requirement that the parties receive a ruling from the Internal Revenue Service that the transaction will be treated as a tax free split off for federal income tax purposes.
No ruling request has yet been submitted. The Company has also been informed that the Harris family representatives have filed a new lawsuit in federal court in Leon County, Florida, seeking, among other things, to set aside the settlement. The Company cannot say when or if the settlement will be implemented but believes that the IRS ruling process alone could take 6 months from the date a ruling request is submitted.

     During the course of the hearing in the state court proceeding, the Company understands that representatives of the Harris family introduced evidence about valuation methods used by the Four Sisters Protectorate's representatives and their advisers in arriving at their decision to support the settlement and the Harris family introduced evidence, which they asserted indicated that the valuations used by the representatives of the Four Sisters Protectorate were inflated. Neither Ben Hill Griffin, III, the Company, nor its representatives participated in the preparation of any of these evaluations. The Company is issuing this press release under Regulation FD because of questions it anticipates arising out of the introduction of testimony about the evaluations in the state court proceedings. The Company will make no further comment about the evaluations.

      The state court litigation proceedings are being conducted in the Circuit Court of the 10th Judicial Circuit in and for Polk County, Florida, Case Number GC-G-0054 (Section 81) and are part of the public records of that county. The federal case is pending in the U.S. District Court, Northern District of Florida, Case Number 01-CV-432 in Leon County. The Company is not undertaking to keep the public informed about developments in either the state or federal litigation. Anyone interested should seek the information in the public records.

For further information contact:     W. Bernard Lester
                                     La Belle, Florida
                                     (863) 675-2966